Exhibit-99.1

OAKWOOD MORTGAGE INVESTORS, INC 2001-E Oakwood Acceptance Corp.—Servicer Fiscal Year Ended Series Report Reporting: Fiscal Year 2002
Note:  This fiscal year-end series report, reports information on the assets included in OMI Trust 2001-E as of the end of the prepayment period that began on November 1, 2001 and ended on September 30, 2002 and as of the end of the collection period that began on November 2, 2001 and ended on October 1, 2002. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2002, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

Scheduled Principal Balance of Contracts
Beginning Principal Balance	Scheduled Principal	Prepaid Principal	Liquidated Principal	Pre-Funding	Ending Principal Balance	Scheduled Gross Interest	Servicing Fee	Scheduled Pass Thru Interest	Liquidation Proceeds	Transfer from Prefunding Account	Unrecoverable Advances	Amount Available for Distribution
130,815,158.34	(1,408,676.97)	(8,275,077.44)	(1,187,374.83)	41,309,155.18	161,253,184.28	16,137,202.92	1,465,434.02	14,671,768.90	558,385.81	594.82	(360,138.14)	26,019,799.82

Certificate Account						P&I Advances at Distribution Date
Beginning	Deposits			Investment	Ending	Beginning	Recovered	Current	Ending
Balance	Principal	Interest	Distributions	Interest	Balance	Balance	Advances	Advances	Balance
0.00	9,432,448.35	14,817,286.82	(24,252,790.42)	3,276.70	221.45	0.00	6,770,129.36	7,833,928.14	1,063,798.78

Oakwood Acceptance Corp.—Servicer
Fiscal Year Ended Series Report
Reporting:    Fiscal Year 2002

	Gross Repossessions		Repo Properties Brought Current by Borrower		Net Current Repos		Aggregate Repo Properties in Trust at Month-End
	# Principal Balance		# Principal Balance		# Principal Balance		# Principal Balance
01-Nov	0	0.00	0	0.00	0	0.00	0	0.00
01-Dec	0	0.00	0	0.00	0	0.00	0	0.00
02-Jan	1	29,079.00	0	0.00	1	29,079.00	1	29,079.00
02-Feb	0	0.00	0	0.00	0	0.00	1	29,079.00
02-Mar	2	74,867.00	0	0.00	1	45,788.00	2	74,867.00
02-Apr	7	269,539.89	0	0.00	6	241,620.59	8	316,487.59
02-May	12	562,596.75	0	0.00	5	293,056.86	13	609,544.45
02-Jun	38	1,436,679.68	0	0.00	26	874,082.93	39	1,483,627.38
02-Jul	66	2,570,756.62	0	0.00	30	1,228,549.00	69	2,712,176.38
02-Aug	135	5,170,464.20	-1	-26,121.07	81	3,004,256.18	149	5,690,311.49
02-Sep	170	6,646,730.07	0	0.00	53	2,150,034.80	202	7,840,346.29

Total of month end balance	431	16,760,713.21	-1	-26,121.07	203	7,866,467.36	484	18,785,518.58

Average month end balance	39	1,523,701.00	0	-2,375.00	18	715,133.00	44	1,707,774.00

Oakwood Acceptance Corp.—Servicer
Fiscal Year Ended Series Report
Reporting:     Fiscal Year 2002

	Delinquency Analysis
	31 to 59 days		60 to 89 days		90 days and Over		Total Delinq.
	No. of Loans	Principal Balance	No. of Loans	Principal Balance	No. of Loans	Principal Balance	No. of Loans	Principal Balance
01-Nov	20	662,384.15	0	0.00	0	0.00	20	662,384.15
01-Dec	44	1,441,622.78	18	587,735.46	0	0.00	62	2,029,358.24
02-Jan	62	2,376,283.04	23	831,013.28	16	521,288.08	101	3,728,584.40
02-Feb	45	1,900,071.20	27	1,022,516.17	37	1,254,684.16	109	4,177,271.53
02-Mar	67	2,854,519.65	27	1,213,594.79	59	2,115,125.48	153	6,183,239.92
02-Apr	84	2,883,946.55	41	1,931,274.31	80	3,037,700.71	205	7,852,921.57
02-May	77	3,112,697.34	49	1,591,518.84	114	4,665,766.10	240	9,369,982.28
02-Jun	94	3,690,951.69	49	2,085,390.89	146	5,690,276.95	289	11,466,619.53
02-Jul	85	3,453,397.10	42	1,730,357.70	177	7,040,526.01	304	12,224,280.81
02-Aug	116	5,019,846.10	53	2,218,052.88	196	8,011,787.21	365	15,249,686.19
02-Sep	94	3,764,252.82	51	2,354,603.91	218	9,027,455.28	363	15,146,312.01

Total of month end balance	788	31,159,972.42	380	15,566,058.23	1,043	41,364,609.98	2,211	88,090,640.63

Average month end balance	72	2,832,725.00	35	1,415,096.00	95	3,760,419.00	201	8,008,240.00

Oakwood Acceptance Corp.—Servicer
Fiscal Year Ended Series Report
Reporting:     Fiscal Year 2002

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

Prepayment Period	Liquidated Principal Balance	Sales Proceeds	Insur. Refunds	Total Proceeds	Repossession Expenses	Net Liquidation Proceeds	Unrecov. Advances	FHA Insurance Coverage	Net Pass Thru Proceeds	Current Period Net Gain/(Loss)	Cumulative Gain/(Loss)
01-Nov	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
01-Dec	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Jan	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Feb	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Mar	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Apr	46,835.44	0.00	47,722.00	47,722.00	0.00	47,722.00	1,489.55	0.00	46,232.45	-602.99
02-May	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Jun	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
02-Jul	94,066.62	81,300.00	2,446.31	83,746.31	28,519.00	55,227.31	8,841.61	0.00	46,385.70	-47,680.92
02-Aug	375,948.50	341,800.00	5,129.19	346,929.19	139,632.00	207,297.19	34,494.78	12,705.13	185,507.54	-190,440.96
02-Sep	670,524.27	552,444.00	2,666.51	555,110.51	208,101.00	347,009.51	66,749.39	0.00	280,260.12	-390,264.15

Total	1,187,374.83	975,544.00	57,964.01	1,033,508.01	376,252.00	657,256.01	111,575.33	12,705.13	558,385.81	(628,989.02)	(628,989.02)

Oakwood Acceptance Corp.—Servicer
Fiscal Year Ended Series Report
Reporting:    Fiscal Year 2002

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
Certificate Class	Original Certificate Balances	Beginning Certificate Balances	Beginning Principal Shortfall Carry-Over	Current Principal Due	Current Principal Paid	Accelerated Principal Distribution	Ending Principal Shortfall Carry- Over	Writedown Amounts	Ending Certificate Balances	Pool Factor	Principal Paid Per $1,000 Denomination
A-1	39,400,000.00	27,207,361.16	0.00	10,871,724.06	10,587,886.76	2,607,913.31	283,837.30	0.00	26,204,199.93	66.50812%	334.91878
A-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
A-2	34,300,000.00	34,300,000.00	0.00	0.00	0.00	0.00	0.00	0.00	34,300,000.00	100.00000%	0.00000
A-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
A-3	10,500,000.00	10,500,000.00	0.00	0.00	0.00	0.00	0.00	0.00	10,500,000.00	100.00000%	0.00000
A-3 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
A-4	36,287,000.00	36,287,000.00	0.00	0.00	0.00	0.00	0.00	0.00	36,287,000.00	100.00000%	0.00000
A-4 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00

Total Certificate Principal Balance	120,487,000.00	108,294,361.16	0.00	10,871,724.06	10,587,886.76	2,607,913.31	283,837.30	0.00	107,291,199.93

M-1	16,352,000.00	16,352,000.00	0.00	0.00	0.00	0.00	0.00	0.00	16,352,000.00	100.00000%	0.00000
M-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
M-2	12,909,000.00	12,909,000.00	0.00	0.00	0.00	0.00	0.00	0.00	12,909,000.00	100.00000%	0.00000
M-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-1	9,467,000.00	9,467,000.00	0.00	0.00	0.00	0.00	0.00	0.00	9,467,000.00	100.00000%	0.00000
B-1 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
B-2	6,024,000.00	6,024,000.00	0.00	0.00	0.00	0.00	0.00	0.00	6,024,000.00	100.00000%	0.00000
B-2 Outstanding Writedown		0.00						0.00	0.00	0.00	0.00
Excess Asset Principal Balance	6,885,908.34	9,493,821.65	0.00	0.00	0.00	(2,607,913.31)	0.00	(283,837.30)	9,209,984.35

Total Excluding Writedown Balances	51,637,908.34	54,245,821.65	0.00	0.00	0.00	(2,607,913.31)	0.00	(283,837.30)	53,961,984.35

All Certs Excluding Writedown Bal	172,124,908.34	162,540,182.81	0.00	10,871,724.06	10,587,886.76	0.00	283,837.30	(283,837.30)	161,253,184.28

Oakwood Acceptance Corp.—Servicer
Fiscal Year Ended Series Report
Reporting:    Fiscal Year 2002

CERTIFICATE INTEREST ANALYSIS

Certificate Class	Pass-Through Rate	Beginning Carry- Over Priority Interest Balance	Current Priority Interest Accrual	Total Paid		Ending Carry- Over Priority Interest Balance	Interest Paid Per $1,000 Denomination	Cert. Class	TOTAL DISTRIBUTION
A-1	2.12313%	0.00	614,339.21	614,339.21		0.00	15.59237	A-1	13,810,139.28
A-1 Carryover Interest	0.00	0.00		0.00		0.00
A-1 Writedown Interest	0.00	0.00		0.00		0.00
A-2	5.05000%	0.00	1,587,804.13	1,587,804.13		0.00	46.29167	A-2	1,587,804.13
A-2 Carryover Interest	0.00	0.00		0.00		0.00
A-2 Writedown Interest	0.00	0.00		0.00		0.00
A-3	5.69000%	0.00	547,662.50	547,662.50		0.00	52.15833	A-3	547,662.50
A-3 Carryover Interest	0.00	0.00		0.00		0.00
A-3 Writedown Interest	0.00	0.00		0.00		0.00
A-4	6.81000%	0.00	2,265,216.03	2,265,216.03		0.00	62.42500	A-4	2,265,216.03
A-4 Carryover Interest	0.00	0.00		0.00		0.00
A-4 Writedown Interest	0.00	0.00		0.00		0.00
A-I0	6.00000%	0.00	3,062,500.00	3,062,500.00		0.00		A-I0	3,062,500.00
A-I0 Carryover Interest	0.00	0.00		0.00		0.00
A-I0 Writedown Interest	0.00	0.00		0.00		0.00

Total		0.00	8,077,521.87	8,077,521.87		0.00			21,273,321.94

M-1	7.56000%	0.00	1,133,193.60	1,133,193.60		0.00	69.30000	M-1	1,133,193.60
M-1 Writedown Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders int carryover amount	0.00	0.00	685.87	685.87		0.00
M-2	8.76000%	0.00	918,025.55	918,025.55		0.00	71.11516	M-2	1,027,007.77
M-2 Writedown Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders int carryover amount	0.00	0.00	118,567.15	108,982.22		9,584.93
B-1	7.50000%	0.00	650,856.25	650,856.25		0.00	68.75000	B-1	650,856.25
B-1 Carryover Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders int carryover amount	0.00	0.00	0.00	0.00		0.00
B-2	10.50000%	0.00	428,397.70	428,397.70		0.00	71.11516	B-2	566,602.38
B-2 Writedown Interest	0.00	0.00	0.00	0.00		0.00
Certificateholders int carryover amount	0.00	0.00	151,412.30	138,204.68		13,207.62
X		0.00	3,154,960.47	0.00		3,154,960.47		X	0.00
R		0.00	0.00	0.00		0.00		R	0.00
Service Fee	1.00000%	0.00	1,465,434.02	1,329,983.87	(1)	135,450.15			1,329,983.87
Current Trustee Fees			38,834.01	38,834.01					38,834.01

Total		0.00	8,060,366.92	4,747,163.75		3,313,203.17			4,746,477.88

All Certificates		0.00	16,137,888.79	12,824,685.62		3,313,203.17			26,019,799.82	(1)

(1)	Pursuant to the applicable pooling and servicing agreement, $1,329,983.87 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer.
Consequently, the total amount distributed on the certificates during the fiscal year was $24,689,815.95